WILLSCOT CORPORATION

FIRST AMENDMENT TO THE
2017 INCENTIVE AWARD PLAN

This First Amendment (this “Amendment”) to the WillScot Corporation 2017 Incentive Award Plan (the “Plan”) is effective as of the 14th day of November, 2019.

WHEREAS, WillScot Corporation (the “Company”) has adopted the Plan;

WHEREAS, the Board may amend the Plan pursuant to Section 14(a) of the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan as set forth below.

NOW THEREFORE, BE IT RESOLVED, that

1.A new Section 5(f) of the Plan is hereby added to read as follows:

“(f) Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) on or after November 14, 2019 shall vest no earlier than the first anniversary of the date on which the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Common Shares delivered in lieu of fully vested cash Awards, (iii) Awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve originally authorized for issuance under the Plan pursuant to Section 5(b) (subject to adjustment under Section 12); and, provided, further, that the foregoing minimum vesting requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including but not limited to in cases of retirement, death, disability or a Change in Control, in the terms of the Award agreement or otherwise.

2.This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and performed wholly within the State of New York, without giving effect to the conflict of laws provisions thereof.

3.Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Plan. Further, except as expressly modified herein, all terms, provisions and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board to execute this Amendment in evidence of the adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

WILLSCOT CORPORATION

By: _________________________________
Name:
Title: